AMENDMENT

TO

CUSTODY AGREEMENT

This Amendment dated July 29, 2021 is by and between Metropolitan West Funds, on behalf of its series set out on Schedule II attached hereto (each such series, a “Fund” and collectively, the “Funds”), Metropolitan West HY Sub I, LLC, a subsidiary of Metropolitan West High Yield Fund (the “Subsidiary”) and The Bank of New York Mellon (“BNY Mellon”) (the “Agreement”).

BACKGROUND:

A.	Metropolitan West Funds and BNY Mellon are parties to a Custody Agreement dated as of April 1, 2002, (the “Custody Agreement”), as amended from time to time.

B.	The parties desire to amend the Custody Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	Schedule II to the Custody Agreement shall be amended and restated as attached hereto.

2.	Miscellaneous.

(a)	As amended and supplemented hereby, the Custody Agreement shall remain in full force and effect.

(b)

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

(Signature page follows.)

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized representatives designated below as of the day and year first above written.

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

METROPOLITAN WEST FUNDS

By:
Name: Patrick W. Dennis
Title: Vice President and Assistant Secretary

METROPOLITAN WEST HY SUB I, LLC

By:
Name: Patrick W. Dennis
Title: Vice President and Assistant Secretary

SCHEDULE II

THIS SCHEDULE II amended and restated as of July 29, 2021 is Schedule II to that certain Custody Agreement dated as of April 1, 2002, as amended, by and between each of the investment companies as listed below and The Bank of New York Mellon.

Metropolitan West Total Return Bond Fund

Metropolitan West Low Duration Bond Fund

Metropolitan West AlphaTrak 500 Fund

Metropolitan West High Yield Bond Fund

Metropolitan West Intermediate Bond Fund

Metropolitan West Strategic Income Fund

Metropolitan Ultra Short Bond Fund

Metropolitan West Unconstrained Bond Fund

Metropolitan West Floating Rate Income Fund

Metropolitan West Flexible Income Fund*

Metropolitan West Investment Grade Credit Fund*

Metropolitan West Corporate Bond Fund*

Metropolitan West ESG Securitized Fund†

Metropolitan West Opportunistic High Income Credit Fund†

Metropolitan West HY Sub I, LLC

*Effective June 29, 2018.

† Effective July 29, 2021.